EXHIBIT 10.NN

Name of Director:	No. of Units:	[●]

VALLEY NATIONAL BANCORP
DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

VALLEY NATIONAL BANCORP, a New Jersey corporation (the “Company”), this ______________, 20__ (the “Award Date”), hereby grants to ______________, a non-employee Director of the Company (the “Director”), pursuant to the Company’s 2016 Long-Term Stock Incentive Plan (the “Plan”), [●] restricted stock units. Each restricted stock unit (“Unit”) represents the unfunded right to receive one share of the Common Stock, no par value, of the Company (“Share”), subject to the restrictions set forth herein on the terms and conditions hereinafter set forth (the “Award”).
1.    Incorporation by Reference of Plan. The provisions of the Plan are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.
2.    Award of Restricted Stock Units. A record of the Units awarded hereunder shall be maintained for the Employee with the administrator designated by the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Committee”), subject to terms deemed appropriate by the Committee to reflect the restrictions applicable to such Award (the “Restrictions”), until all the Restrictions specifically set forth in this Agreement and in Section 9 of the Plan with respect to the Units shall expire or be canceled. Upon the lapse of all Restrictions relating to any Units, the Company shall deliver Shares underlying the vested Units. The Units shall have no voting rights. The Units shall be credited with Dividend Equivalents as set forth in Section 9 of the Plan. Dividend Equivalents credited with respect to Shares underlying the Units (i) shall not be paid to the Employee until the Restrictions with respect to the Units upon which such Dividend Equivalents were credited, expire or are canceled, (ii) shall be paid with respect to any Units which vest along with the Shares that are delivered, and (iii) shall immediately and automatically be cancelled with respect to Units which are forfeited or canceled. No interest will be accrued, credited or paid on Dividend Equivalents.
3.    Restrictions
(a) Vesting. The Units and all related Dividend Equivalents shall not be delivered to the Director and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Director until such Units have vested subject to the terms of this Agreement. The Units shall vest upon the earlier of (i) the date of the next Annual Meeting of Shareholders following the Award Date or (ii) one year after the Award Date (the “Vesting Date”), subject to the Director’s continuous service on the Board from the Award Date through the Vesting Date except as provided otherwise below:

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EXHIBIT 10.NN

(i) Death; Disability or Retirement. Upon the death, disability or Retirement of the Director while the Director is a member of the board of directors of the Company, all Restrictions upon the Units shall lapse and such Units shall immediately vest and the Shares representing such vested Units (as well as any associated Dividend Equivalents) shall be paid within thirty (30) days to the Director or to the Director’s designated beneficiary, or if none has been named, the executor, administrator, heirs or distributees, as the case may be. For this purpose only, “disability” shall mean that the Director is unable to continue to serve as a director due to physical or mental disability.
(ii) Change in Control. Upon the event of a Change in Control (as such term is defined in the Plan) of the Company, all Restrictions upon the Award shall lapse and such Units shall immediately vest and the Shares representing such vested Units (as well as any associated Dividend Equivalents) shall be paid to the Director upon consummation of the Change in Control.
(b) Forfeiture Events. For the avoidance of doubt, Units not yet vested (and any related Dividend Equivalents) shall be automatically and immediately forfeited to the Company upon the cessation of service as a Director for any reason whatsoever, other than cessation of service due to death, disability (as such term is defined in Section 3(a)(i) above) or Retirement of the Director or a Change in Control. The Board retains the right to vest Units in its discretion.
4.    Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing certificates representing the Shares, the Director shall represent in writing to the Company that the Director is acquiring the Shares for investment purposes only and not with a view to distribution, and the certificates representing the Shares shall bear the following legend:
“These shares have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Act and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”
5.    Acknowledgement of Receipt of Plan and Prospectus. The Director hereby acknowledges that the Director has access to the Plan and Prospectus and represents and warrants that the Director has read and is familiar with the terms and conditions of the Plan and the Prospectus. The execution of this Agreement by the Director constitutes the Director’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.
6.    Notices. Except as specifically provided in the Plan or this Agreement, all notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by email to the email addresses for the director or the Company as the case may be, by personal delivery or by regular mail. All such communications to the Company shall be addressed to it, to the attention of its Chief Executive Officer and to the Director at the Director’s last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.
7.    Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to the subject matter hereof, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. This Award and the payments set forth herein are intended to be compliant with, or exempt from, the requirements of Section 409A of the Internal

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Revenue Code and shall be interpreted and administered in accordance therewith, although no warranty as to such compliance is made.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VALLEY NATIONAL BANCORP	DIRECTOR
By:	By:
[Director Signature]
Director Name

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